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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    Form 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of report (Date of earliest event reported) July 8, 2002

                               Waters Corporation
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             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)

         01-14010                                         13-3668640
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 (Commission File Number)                      (IRS Employer Identification No.)

34 Maple Street, Milford, Massachusetts                     01757
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(Address of Principal Executive Offices)                  (Zip Code)

                                 (508) 478-2000
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              (Registrant's Telephone Number, Including Area Code)

                                       N/A
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


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Item 5. Other Events

The purpose of this Form 8-K is to inform the public and security holders of a press release announcing the Company's field integration of the Micromass division with the Waters division. A copy of the press release is attached as
Exhibit 99.1.

Certain statements contained in the current report on Form 8-K are forward-looking. These statements are subject to various risks and uncertainties, many of which are outside the control of the Registrant, including (i) changes in the HPLC, mass spectrometry and thermal analysis portions of the analytical instrument marketplace as a result of economic or regulatory influences, (ii) changes in the competitive marketplace, including new products or pricing changes by the Registrant's competitors, and (iii) the ability of the Registrant to generate increased sales and profitability from new product introductions, as well as additional risk factors set forth in the Registrant's Form 10-K for its fiscal year ended December 31, 2001. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements the Registrant may make, whether because of these factors or for other reasons. The Registrant does not assume any obligations to update any forward-looking statement that it makes.

Item 7. Financial Statements and Exhibits

(C)   Exhibit 99.1   Press Release dated July 8, 2002

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          WATERS CORPORATION



Dated:  July 8, 2002                      By:   /s/ John Ornell
                                               -------------------------------
                                                Name:  John Ornell
                                                Title: Vice President, Finance
                                                       and Administration and
                                                       Chief Financial Officer